UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               Amendment No. 1 to
                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): March 11, 2002 (October 1, 2001)

                         SURGICAL SAFETY PRODUCTS, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


     New York                           0-24921                 65-0565144
-----------------------------     --------------------     ---------------------
(State or other jurisdiction      (Commission              (IRS Employer
of incorporation)                          file number)      Identification No.)


One Sarasota Tower,
#2 North Tamiami Trail, Suite 608
Sarasota, FL                                                       34236
----------------------------------------                   ---------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (941) 953-9848


      ---------------------------------------------------------------------
          (Former name or former address, if changes since last report)


Copy of Communications to:

                                 Mintmire & Associates
                                 Donald F. Mintmire, Esq.
                                 265 Sunrise Avenue, Suite 204
                                 Palm Beach, FL 33480
                                 (561) 832-5696- Telephone
                                 (561) 659-5371-Facsimile

ITEM 5. OTHER EVENTS.

     On October 1, 2001, SURGICAL SAFETY PRODUCTS, INC. (the "Company"), a New York corporation, and OIX, INC. ("OIX"), a Florida corporation and wholly owned subsidiary of Company, and, C5 Health, Inc. ("C5"), a Delaware corporation, concluded an acquisition (the "Reorganization") pursuant to a certain Agreement and Plan of Merger and Reorganization ("Agreement") dated September 15, 2001. The terms of the Agreement required C5 to merge into OIX with C5 being the surviving corporation. Shareholders of C5 received a total of 19,522,889 shares of common stock of the Company in exchange for 100% of the issued and outstanding shares of C5. Immediately following the closing there were 39,045,778 shares of common stock issued and outstanding.

     Simultaneously with the closing of the Reorganization, the Company added three (3) additional Board members. William P. Danielczyk, R. Paul Gray and Robert Lyles were elected to serve on the Board of Directors of the Company along with existing Directors Dr. G. Michael Swor, David Swor and Jim Stuart. The Board subsequently appointed William P. Danielczyk as Chairman, Dr. G. Michael Swor as Vice Chairman, Timothy S. Novak as President and R. Paul Gray as Secretary and Treasurer of the Company.

     A copy of the Agreement is filed herewith as Exhibit 2.1, and is incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to the full text of such Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

     (1) In the Form 8K filed on October 4, 2001, the Company stated that Financial statements of C5 HEALTH, INC., a Delaware corporation, would be filed by amendment. The purpose of this Amendment is to file such financial information.

(d)  Pro forma financial information.

     (1) In the Form 8K filed on October 4, 2001, the Company stated that Pro forma financial information regarding the Reorganization would be filed by amendment. The purpose of this Amendment is to file such financial information.

                                 C5 HEALTH, INC.
                        (A Development Stage Enterprise)

                           Financial Statements as of
            and for the period April 20, 2001 (date of inception) to
                               September 30, 2001
                                       and
                          Independent Auditors' Report

                                 C5 HEALTH, INC.
                        (A Development Stage Enterprise )

                                TABLE OF CONTENTS




                                                                            Page

Independent Auditors' Report ................................................F-1

Financial Statements:

Balance Sheet as of September 30, 2001 ......................................F-2

Statement of Operations for the period April 20, 2001
   (date of inception) to September 30, 2001 ................................F-3

Statement of Stockholders' Deficit for the period April 20, 2001
   (date of inception) to September 30, 2001 ................................F-4

Statement of Cash Flows for the period April 20, 2001,
              (date of inception) to September 30, 2001......................F-5

Notes to Financial Statements................................................F-6

Pro-forma Balance sheet.....................................................F-12

Pro-forma Statement of Operations...........................................F-13

Notes to Pro Forma Financial Statements.....................................F-14

                  [Letterhead of Kingery, Crouse & Hohl, P.A.]



INDEPENDENT AUDITORS' REPORT

To the Board of Directors of C5 Health, Inc.:

We have audited the accompanying balance sheet of C5 Health, Inc., a development stage enterprise, (the "Company") as of September 30, 2001, and the related statements of operations, stockholders' deficit and cash flows for the period April 20, 2001 (date of inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2001, and the results of its operations and cash flows for the period April 20, 2001 (date of inception) to September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a significant loss from operations, and has a working capital and stockholders' deficit as of September 30, 2001. In addition, the Company has defaulted on various obligations that were due in 2001. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery, Crouse & Hohl,P.A.

February 15, 2002
Tampa, FL

                                 C5 Health, Inc.
                        (A Development Stage Enterprise )
                     Balance Sheet as of September 30, 2001
--------------------------------------------------------------------------------

Assets

Current assets - substantially prepaid rent                          $         12,500

Property and equipment, net                                                    98,929

Other assets - rent deposits                                                   14,140
                                                                     ----------------

Total                                                                $        125,569
                                                                     ================

Liabilities and Stockholders' deficit

Current liabilities:
   Accounts payable and accrued expenses                             $        123,513
   Due to bank                                                                 13,778
   Affiliate advances                                                          11,573
   Notes payable - related party                                              974,991
   Convertible notes payable                                                   57,500
      Total current liabilities                                             1,181,355
                                                                     ----------------

Stockholders' deficit:
   Preferred stock, $.0001 par value, 10,000,000
      shares authorized; zero shares issued and outstanding                         -
   Common stock, $.0001 par value, 100,000,000 shares
      authorized; 33,923,000 shares issued and outstanding                      3,392
   Additional paid-in capital                                                 168,565
   Deficit accumulated during the development stage                        (1,227,743)
      Total stockholders' deficit                                          (1,055,786)
                                                                     ----------------

Total                                                                $        125,569
                                                                     ================




             See the accompanying notes to the financial statements.

                                 C5 Health, Inc.
                        (A Development Stage Enterprise)

              Statement of Operations for the Period April 20, 2001
                    (date of inception) to September 30, 2001
--------------------------------------------------------------------------------

Revenues                                                              $           3,608
                                                                      -----------------

Expenses:
   Selling, general and administrative - related party non-cash
      compensation                                                              810,762
   Other selling, general and administrative                                    386,923
   Interest                                                                      33,666
      Total expenses                                                          1,231,351
                                                                      -----------------

Net loss                                                              $      (1,227,743)
                                                                      =================

Per share information - basic and diluted:

  Weighted average number of  shares outstanding                             31,777,800
                                                                      =================

  Net loss per share                                                  $           (0.04)
                                                                      =================





             See the accompanying notes to the financial statements.

                                 C5 Health, Inc.
                        (A Development Stage Enterprise)

                       Statement of Stockholders' Deficit
                          for the Period April 20, 2001
                   (date of inception) to September 30, 2001
--------------------------------------------------------------------------------
                                                                                              Deficit
                                                                                            Accumulated
                                                                            Additional       During the
                                                         Common Stock        Paid-in        Development
                                                   Shares        Amount      Capital           Stage            Total
                                                ----------   ----------    -----------    --------------    ------------
Beginning balance                                        -   $        -    $         -    $            -    $          -

Issuance of common shares for services
 at inception at $.0001 per share               30,575,000        3,057              -                 -           3,057

Issuance of common shares for cash
 at $.05 per share                               3,348,000          335        167,065                 -         167,400

Common stock subscription at $.05
 per share                                               -            -          1,500                 -           1,500

Net loss for the period                                  -            -              -        (1,227,743)     (1,227,743)
                                                ----------   ----------    -----------    --------------    ------------

Balances at September 30, 2001                  33,923,000   $    3,392    $   168,565    $   (1,227,743)   $ (1,055,786)
                                                ==========   ==========    ===========    ==============    ============





             See the accompanying notes to the financial statements.

                                 C5 Health, Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows
                          for the Period April 20, 2001
                   (date of inception) to September 30, 2001
--------------------------------------------------------------------------------
Cash flows from operating activities:
Net loss                                                                        $  (1,227,743)
  Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation                                                                         13,027
  Amortization of discount on note payable                                              9,991
  Common shares issued for services                                                     3,057
  Non cash interest expense                                                             1,500
  Non cash compensation - related parties                                             810,762
  Increase in current assets                                                          (12,500)
  Increase in deposits                                                                (14,140)
  Increase in accounts payable and accrued expenses                                   123,513
Net cash used in operating activities                                                (292,533)
                                                                                -------------

Cash used in investing activities-
  Acquisition of property and equipment                                                (2,718)
                                                                                -------------

Cash flows from financing activities:
  Proceeds from issuance of notes to officers                                          45,000
  Net proceeds from affiliate advances                                                 11,573
  Net proceeds from issuance of convertible notes                                      57,500
  Increase in due to bank                                                              13,778
  Proceeds from stock issuances                                                       167,400
Net cash provided by financing activities                                             295,251
                                                                                -------------

Net change in cash                                                                          -

Beginning - cash balance                                                                    -

Ending - cash balance                                                           $           -
                                                                                =============

Supplemental cash flow information:
  Cash paid for income taxes                                                    $           -
  Cash paid for interest                                                        $       6,000
                                                                                =============

Non cash investing and financing activities -
  Acquisition of property and equipment with notes payable                      $     109,238
                                                                                =============

             See the accompanying notes to the financial statements.

                                 C5 HEALTH, INC.
                        (A Development Stage Enterprise )
                          NOTES TO FINANCIAL STATEMENTS



Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

C5 Health, Inc., which was incorporated on April 20, 2001 under the laws of the State of Delaware, is headquartered in Sarasota, Florida and is engaged in the health care industry. The Company is in the development stage and accordingly, certain of its accounting policies have not yet been established. Effective October 1, 2001, the Company completed a reorganization agreement with Surgical Safety Products, Inc., ("Surgical") a public entity (see Note 11).

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the following estimated useful lives:

                                     Years
                                     -------
 Equipment furniture and fixtures      5
 Software                              3

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to their short-term nature. These financial instruments include the due to bank, accounts payable and accrued expenses and affiliate advances. It was not practicable to estimate the fair market value of the related party notes payable or the convertible notes payable due to uncertainty surrounding the date they will be paid.

Unamortized Discount

The unamortized discount on one of the notes arising from the acquisition of assets discussed at Note 3 is being amortized to interest expense over the life of the debt using the interest method.

Long-Lived Assets

The carrying values of long-lived assets are reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. If an asset is determined to be impaired, an impairment loss is recognized. At September 30, 2001, the Company believes all of its long-lived assets are realizable.

Net Loss per Common Share

Basic loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share is calculated by dividing the net loss by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the period when they would be anti-dilutive (e.g. common stock equivalents arising from the convertible notes payable - see Note 5) are not considered in the computation.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is recorded to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Temporary differences between financial and tax reporting arise primarily from the use of the cash basis for income tax purposes and the accrual basis for financial statement purposes, and because the related party non-cash compensation recorded in the accompanying statement of operations is deductible over a period of fifteen years for income tax purposes.

Note 2.  GOING CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced a significant net loss during the period April 20, 2001 (date of inception) to

September 30, 2001 As a result thereof, the Company has a stockholders' and working capital deficit at September 30, 2001 and is in default of certain obligations as of such date.

The Company's ability to continue as a going concern is dependent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.


Note 3. ACQUISITION OF ASSETS

In May 2001,the Company acquired from Millennium Health Communications, Inc. ("Millennium"), an entity controlled by certain of the Company's shareholders, substantially all of Millennium's assets. The Company agreed to pay Millennium a total of $920,000 consisting of promissory notes of $500,000 and $420,000 (after discounting - see Note 6). The purchase price of the assets was allocated as follows:

   Property and equipment                   $  109,238
   Non cash compensation                        810,762

   Total purchase price                     $  920,000
                                            ==========

The transaction was accounted for as a purchase; accordingly and because of the nature of the relationship between the Company and Millennium, the assets were recorded at the historical cost of Millennium. The excess of the purchase price paid over the value of the assets acquired has been reflected as non-cash compensation in the accompanying statement of operations.


Note 4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

  Furniture and fixtures                      $     87,079
  Software                                          24,877
                                               -------------
                                                   111,956
  Less: accumulated depreciation                    13,027
                                               -------------
  Property and equipment - net                $     98,929
                                               ===========

Note 5. CONVERTIBLE NOTES PAYABLE

During the period April 20, 2001 (date of inception) to September 30, 2001, the Company issued convertible promissory notes aggregating $60,000 in exchange for cash. These notes were due, along with a premium of 10% of the note balances, on August 27, 2001. As additional consideration, the note holders are entitled to receive one share of common stock for each $2 loaned to the Company under these notes. The Company paid and expensed the $6,000 premium and recorded $1,500 as additional interest expense for the 30,000 shares of common stock due at $.05 per share (the amount for which shares were being sold at the date these notes were signed). In addition, one note in the amount of $2,500 was paid prior to September 30, 2001. The remaining notes were due on August 27, 2001 and are currently in default. In addition, none of the 30,000 shares have been issued to the respective lenders.

At the option of the lenders, the notes may be converted in whole, or in part (but in no case less than an amount equal to 50% of the note balance and related premium), to the Company's common shares at an assumed per share cost of $.50 per share.


Note 6. NOTES PAYABLE - RELATED PARTY


Promissory note payable to Millennium  bearing interest at a fixed  interest rate of 8.5% per annum,  and due, along with all accrued  interest on December 31, 2001. The note,  which is in  default,  is  secured  by  substantially  all  of the
Company's assets.                                                     $ 500,000

Promissory note payable to Millennium having a face value of
$460,000 and an effective  interest  rate of 8.5% per annum.
The  note  is due on  July  31,  2002,  and  is  secured  by
substantially all of the Company's assets                               429,991


Promissory  notes due to  officers,  bearing  interest  at a fixed interest rate of 9.5% per annum due in August 2001, in
default                                                                  45,000
                                                  Total              $  974,991
                                                                     ==========

Note 7. STOCKHOLDERS' DEFICIT

At inception the Company issued 30,575,000 shares of its common stock to founders for services at $.0001 per share. Management believes that the value attributed to the shares approximates the fair market value of the services provided.

During the period ended September 30, 2001, one of the Company's founding stockholders, purchased 3,348,000 shares of the Company's common stock for cash aggregating $167,400 ($.05 per share).

Note 8. INCOME TAXES

During the period April 20, 2001 (date of inception) to September 30, 2001, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no current or deferred income taxes payable have been provided for in the accompanying financial statements. The significant components of the net deferred income tax assets as of December 31, 2000 (assuming an effective income tax rate of 34%) are approximately as follows:


Net Current Deferred Income Tax Asset:

Related party - non-cash compensation                        $         18,500
Cash basis adjustment for arising from prepaid expenses                37,700
    and accounts payable and accrued expenses

Subtotal                                                               56,200
Less valuation allowance                                            ( 56,200)
                                                              ---------------

Net current deferred income tax asset                        $              -
                                                              ===============

Non-current Deferred Income Tax Asset:

Related party - non-cash compensation                        $        251,000
Net operating loss carryforwards                                      104,800
                                                              ---------------

Subtotal                                                              355,800
Less valuation allowance                                            (355,800)
                                                              ---------------

Non-current deferred income tax asset                        $              -
                                                              ===============

At September 30, 2001, the Company had a net operating loss carryforward of approximately $308,000 for income tax purposes. This carryforward would normally be available to offset future taxable income through the period ended September 30, 2021, however all or a portion of the potential benefits of this net operating loss carryforward, and the other temporary differences above, may be lost because of the merger with the related entity discussed at Note 11.

The current and non-current deferred income tax assets are not recorded in the accompanying balance sheet because the Company established valuation allowances to fully reserve such assets as their realization did not meet the required asset recognition standard established by SFAS 109

Note 9. OTHER RELATED PARTY TRANSACTIONS

During the period ended September 30, 2001 the Company received net working capital advances from related parties aggregating $11,573. The advances are non-interest bearing, unsecured and due on demand.

The Company incurred consulting fees of approximately $50,000 to shareholders for various consulting services. Approximately $18,800 of these fees were paid; the remaining $31,200 is included in accounts payable and accrued expenses at September 30, 2001.

The Company incurred interest of approximately $26,100 during the period April 20, 2001 (date of inception) to September 30, 2001. Approximately $10,000 of this interest was non-cash; the remaining $16,100 is included in accounts payable and accrued expenses in the accompanying balance sheet.


Note 10. COMMITMENTS

The Company sub-leases space on a month-to-month basis for its headquarters in Sarasota, Florida from an unrelated entity. Total rent paid under this arrangement approximated $45,000 during the period April 20, 2001 (date of inception) to September 30, 2001. Management anticipates that the Company will continue to lease space under this arrangement for the foreseeable future. With respect to same, the Company's sub-lessor is liable under a five-year lease expiring in 2006.

In addition, the Company leases its administrative facility in Manassas, Virginia from a related entity under a month-to-month arrangement. During the period April 20, 2001 (date of inception) to September 30, 2001, the Company paid rent of approximately $21,000 to this affiliate. Approximately $10,000 of this amount has been reflected as prepaid rent in the accompanying balance sheet.

Total rent expense approximated $64,000 for the period April 20, 2001 (date of inception) to September 30, 2001.


Note 11. SUBSEQUENT EVENT

Effective October 1, 2001 the Company completed a merger and plan of reorganization with OIX Inc.; a wholly owned subsidiary of Surgical. Pursuant to the agreement, the Company's shareholders exchanged all of their shares in the Company for a 50% interest in the common stock of Surgical.

                         Surgical Safety Products, Inc.
                             Pro-forma Balance sheet
                               September 30, 2001
                                   (UNAUDITED)
--------------------------------------------------------------------------------

                                                         Surgical Safety      C5 Health,
                                                         Products, Inc.          Inc.               Adjustments      Pro-forma
                                                        ---------------      -------------        -------------  --------------
ASSETS
-----------------------------------------

Current Assets:
 Prepaid expenses                                       $             -      $      12,500         $          -  $       12,500
                                                        ---------------      -------------        -------------  --------------

Property and equipment, net                                           -             98,929                    -          98,929

Other Assets:
 Property held for sale                                          27,600                  -                    -          27,600
 Deposits and other assets                                            -             14,140                    -          14,140
 Intangible assets                                               74,381                  -                    -          74,381
                                                        $       101,981      $     125,569         $          -  $      227,550
                                                        ===============      =============        =============  ==============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
-----------------------------------------

Current Liabilities:
 Accounts payable and accrued expenses                  $       459,591      $     123,513         $          -  $      583,104
 Notes payable                                                  478,026             57,500                    -         535,526
 Notes payable - related parties                                 41,563            974,991                    -       1,016,554
 Due to related parties                                               -             11,573                    -          11,573
 Bank overdraft                                                     512             13,778                    -          14,290
 Deferred liabilities                                            30,602                  -                    -          30,602
                                                              1,010,294          1,181,355                    -       2,191,649
                                                        ===============      =============        =============  ==============

STOCKHOLDERS' (DEFICIT)

Common stock, $.001 par value, 100,000,000 shares
authorized, 40,045,778 shares issued and outstanding             20,022              3,392     1         16,632          40,046
 Additional paid in capital                                   4,449,862            168,565    1&2    (1,244,375)      3,374,052
 Accumulated deficit                                         (5,378,197)        (1,227,743)    2      1,227,743      (5,378,197)
   Total stockholders' (deficit)                               (908,313)        (1,055,786)                   -      (1,964,099)
                                                        ---------------      -------------        -------------  --------------

                                                        $       101,981      $      125,569       $           -  $      227,550
                                                        ===============      ==============       =============  ==============


Read the accompanying notes to the pro-forma financial statements.

                         Surgical Safety Products, Inc.
                        Pro-forma Statement of Operations
                  For the Nine Months Ended September 30, 2001
                                   (UNAUDITED)



                                                Surgical Safety
                                                 Products, Inc.    C5 Health, Inc.     Adjustments      Pro-forma
                                                ----------------  -----------------   -------------   --------------
REVENUE                                         $        188,995  $           3,607   $           -   $     192,602
                                                ----------------  -----------------   -------------   --------------

OPERATING COSTS AND EXPENSES
 Cost of Sales                                            18,093                  -               -          18,093
 General and administrative                              314,350            386,922               -         701,272
 Non cash compensation - related parties                       -            810,762               -         810,762
 Loss on impairment of assets                             71,973                  -               -          71,973
                                                         404,416          1,197,684               -       1,602,100
                                                ----------------  -----------------   -------------   --------------

(LOSS) FROM OPERATIONS                                  (215,421)        (1,194,077)              -      (1,409,498)

OTHER EXPENSE                                             23,635             33,666               -          57,301
                                                ----------------  -----------------   -------------   --------------

NET (LOSS)                                      $       (239,056) $      (1,227,743)  $          -    $  (1,466,799)
                                                ================  =================   =============   ==============


(Loss) per share - basic and fully diluted                                                            $       (0.04)
                                                                                                      ==============

 Weighted average shares outstanding                                                                     40,045,778
                                                                                                      ==============


Read the accompanying notes to the pro-forma financial statements.

                         SURGICAL SAFETY PRODUCTS, INC.
                         PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)


SUMMARY

The accompanying unaudited pro forma financial statements give effect to the combination of Surgical Safety Products, Inc. ("Surgical") and C5 Health, Inc, ("C5") effective on October 1, 2001.

The statements presented include the pro forma balance sheet as of September 30, 2001 and the pro forma income statement for the nine months ended September 30, 2001. The pro forma financial statements were derived from the unaudited interim financial statements for Surgical as of and for the nine months ended September 30, 2001 and the audited financial statements for C5 as of September 30, 2001 and for the period from inception (April 20, 2001) to September 30, 2001. The pro forma statements of operations assume that the combination took place at the beginning of the period presented.

The pro forma financial statements give effect to the combination using the purchase method of accounting. The pro forma assumptions and adjustments are set forth in the accompanying notes to the pro forma financial statements.

The results of operations are not necessarily indicative of those which would have been attained had the transaction occurred at the beginning of the period presented. The pro forma financial statements should be read in conjunction with the historical financial statements of Surgical and C5.

                         SURGICAL SAFETY PRODUCTS, INC.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)


The accompanying pro forma financial statements give effect to the combination of Surgical and C5 effective on October 1, 2001. The acquisition was effected by the exchange of all of the issued and outstanding common shares of C5 for 20,022,889 common shares of Surgical (50% of the issued and outstanding common stock of Surgical).

The statements presented include the pro forma balance sheet as of September 30, 2001 and the pro forma income statement for the nine months ended September 30, 2001.

Pro forma basic earnings (loss) per share is computed using the number of common shares of Surgical outstanding, including the common shares issued to C5 to effect the transaction, for the period presented.

                         SURGICAL SAFETY PRODUCTS, INC.
                           EXPLANATION OF ADJUSTMENTS
                         PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.   To reclassify paid in capital to common stock

2.   To reclassify the accumulated deficit of C5 to paid in capital

(c)        Exhibits

2.1     *      Agreement and Plan of Merger and Reorganization between SURGICAL SAFETY
               PRODUCTS, INC., OIX, INC. and C5 Health, Inc. concluded October 15, 2001.

------------------------------
* Previously filed with Form 8K filed October 4, 2001.




     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



                         SURGICAL SAFETY PRODUCTS, INC.
                                  (Registrant)




Date: March 11, 2002          By: /s/ William P. Danielczyk, Jr.
                              ---------------------------------
                              William P. Danielczyk, Jr.
                              Chairman of the Board